UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   April 30, 2012

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 Headquarters in China

8th Floor, Block 5, Aolinjiatai Building

1 Kehuiqian Street

Chaoyang District, Beijing, China

Zip Code: 100192

Office in the United States

Columbus Circle 5

1790 Broadway, 8th Floor

New York, New York 10019, USA

(Address, including zip code, of principal executive offices)

In China: 86-10-5224 1802

In the United States: (646) 820-8060

(Registrants’ telephone number, including area code)

   (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2012, the Board of Directors of Deyu Agriculture Corp., a Nevada corporation (the “Company”) accepted the amicable resignation of Wenjun Tian as the Company’s President and as a member of the Company’s Board of Directors. Effective as of April 30, 2012, the Company’s Board of Directors appointed Jianming Hao, the Company’s Chief Executive Officer and Chairman of the Board, to serve as President and Mr. Hong Wang to serve as a director of the Company in order to fill the vacancy on the Board created by the resignation of Mr. Tian.

Mr. Wang has no family relationship with any other officer or director of the Company. Mr. Wang has served as Vice President of Detian Yu Biotechnology (Beijing) Co., Ltd., a subsidiary of the Company, since October 2009. Prior to that, Mr. Wang served as General Manager of Shanxi Dongsheng Guarantee Company Limited from February 2009 through October 2009. Prior to that, Mr. Wang worked for the Labor Bureau of Jinzhong in Shanxi Province from July 1996 through January 2009. Mr. Wang received his bachelor's degree from the Chinese Agriculture University in 1996.

The Company has not entered into or modified any existing agreements with Mr. Wang in connection with this appointment. Mr. Wang will be entitled to receive the Company’s standard compensation and benefits offered to non-executive Board members including, without limitation, participation in the Company’s 2010 Share Incentive Plan. With respect to the Company, Mr. Wang has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: May 3, 2012	By:	/s/ Jianming Hao
Jianming Hao Chief Executive Officer